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                                                                    EXHIBIT 23.2


               [LETTERHEAD OF BANNER & WITCOFF, LTD. APPEARS HERE]




                                  March 7, 1997


Hybridon, Inc.
620 Memorial Drive
Cambridge, Massachusetts  02139


             Re:     Hybridon, Inc. -- Annual Report on Form 10-K


Dear Sirs:

         Banner & Witcoff, Ltd. hereby consents to the reference to our firm under the section "Business -- Patents, Trade Secrets and Licenses" in the Hybridon, Inc. Annual Report on Form 10-K for the year ended December 31, 1996.


                                Yours very truly,

                                /s/ Leon R. Yankwich

                                Leon R. Yankwich


encl.